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Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
Primus Telecommunications International, Inc.	(Delaware)
IPRIMUS.com, Inc.	(Delaware)
IPRIMUS USA, Inc.	(Delaware)
TresCom U.S.A. Inc.	(Florida)
St. Thomas & San Juan Telephone Co., Inc.	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
STSJ Overseas Telephone Company Inc.	(Puerto Rico)
Least Cost Routing, Inc.	(Florida)
OTC Network Assets, Inc.	(Puerto Rico)
TresCom Network Services Inc.	(Florida)
Primus Telecommunications Canada, Inc.	(Canada)
3362426 Canada, Inc.	(Canada)
3694798 Canada, Inc.	(Canada)
Primus Telecommunications Ltd.	(UK)
Primus Telecommunications Pty, Ltd	(Australia)
Primus Telecommunications (Australia) Pty, Ltd.	(Australia)
DSLCom Pty, Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty, Ltd.	(Australia)
Kooee Telecom	(Australia)
Global Sales Pty	(Australia)
Hotkey Internet Service Pty Ltd	(Australia)
Eclipse TeleCommunications Pty. Ltd	(Australia)
Primus Telecommunications Limited Partnership	(United Kingdom)
Telegroup UK Ltd.	(United Kingdom)
LCR Telecom Group Plc	(United Kingdom)
Discount Calls Limited	(United Kingdom)
Primus Japan KK	(Japan)
PRIMUS Telecomm. KK	(Japan)
Primus Telecommunications de Mexico SA de CV	(Mexico)
Global Access Pty Ltd.	(South Africa)
P1do Brasil LTDA	(Brazil)
Matrix Internet, S.A.	(Brazil)
Telegroup Deutschland GmbH	(Germany)
Direct Internet Private Limited	(India)
Primus Telecom India Limited	(India)
Primus Telecommunications Europe BV	(Netherlands)
Primus Telecommunications Nederlands BV	(Netherlands)
Primus Telecommunications S.A.	(France)
LCR France SA	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Telegroup Network Services SA	(Switzerland)
LCR Telecom Europe NV	(Belgium)
Primus Telecommunications S.A.	(Spain)
LCR Telecom Espana SA	(Spain)
Primus Telecommunications GmbH	(Austria)
Primus Telecom A/S	(Denmark)
Primus Telecommunications GmbH	(Germany)

Telegroup Network Services Deutschland GmbH	(Germany)
CS Communications GmbH	(Germany)
CS Network GmbH	(Germany)
Telegroup Sweden	(Sweden)
Delta One	(Netherlands)
LCR Telecom Group Inc.	(British Virgin Islands)
LCR Telecom (Kenya) Limited	(Kenya)
LCR Telecom Luxembourg	(Luxembourg)

Non-Operating Subsidiaries

Primus Telecommunications of Virginia, Inc.	(Virginia)
Telepassport LLC	(New Jersey)
TresCom International Inc.	(Florida)
Rockwell Communications Corporation	(Florida)
Rate Reductions Center, Inc.	(Florida)
Puerto Rico Telecom Corp.	(New York)
Global Telephone Holdings Inc.	(US Virgin Islands)
InterIsland Telephone Corp.	(US Virgin Islands)
Telegroup Japan KK	(Japan)
Stubbs Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
LCR Telecom do Brasil LTDA	(Brazil)
LCR Telecom Sucursal	(Paraguay)
Primus Telecommunications Ltd	(Ireland)
LCR Telecom Offshore (Holdings) Limited	(United Kingdom)
Telegroup Nederland B.V.	(Netherlands)
South East Telecom Ltd.	(United Kingdom)
Corporate Network Ltd.	(United Kingdom)
Virtual Technology Holdings Inc.	(United Kingdom)
LCR Telecom Limited	(United Kingdom)
Virtual Technology Telecom (UK) Limited	(United Kingdom)
LCR Telecom Switzerland	(Switzerland)
LCR Telecom (Jersey) Limited	(Jersey)
Binoche Holdings Pte	(Madeira)
Virtual Technology Inc.	(British Virgin Islands)
Commsol International Holdings Inc.	(British Virgin Islands)
Goldenline Brazil	(Brazil)
Primus Telecommunications AG	(Switzerland)
Telegroup International B.V.	(Netherlands)
Justice Telecom Switzerland	(Switzerland)

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Operating Subsidiaries
Non-Operating Subsidiaries